Exhibit 21

Name and address of organization*	Address	Jurisdiction of:	Doing Business As**
United States

Jetrion, LLC	1260 James L. Hart Parkway Ypsilanti, MI 48197	Michigan

Pace Partners, Inc. Pace Systems Group, Inc. Profit Control Acquisition Group, LLC	1902 2nd Avenue North Jacksonville Beach, FL 32250-2734	Florida

Prism USA Holdings, Inc	230 Corporate Park Pembroke MA 02359	Delaware

Radius Solutions Incorporated	150 North Michigan Avenue, Suite 3680 Chicago, IL 60601	Delaware

Raster Printers, Inc.	One Vutek Place Meredith, NH, 03253	California

Streamline Development, LLC	100 Smith Ranch Road Suite 105 San Rafael CA	California

Technique, Inc.	The Company Corporation 2711 Centerville Road, Suite 400 Wilmington, Delaware	Delaware

FOREIGN

Electronics For Imaging Australia Pty Ltd	Level 21, 201 Miller Street North Sydney NSW 2060, Australia	Australia

DataCreation Pty Ltd	Suite 6, 600 Military Road Mosman, NSW 2088 Australia	Australia

Prism Software (Australia) Pty. Limited		Australia

Prism Software Australia 2003 Pty. Ltd.		Australia

VUTEk Belgium BVBA	Ikaroslaan 9, B-1930 Zaventem, Belgium	Belgium

EFI Brazil LTDA. Metrics Sistemas de Informação, Serviços e Comércio Ltda.	Rua Cincinato Braga, No. 340 Conjuntos 141 e 152, Bela Vista 01333-010 São Paulo, SP Brazil	Brazil	Electronics for Imaging do Brazil

Metrics Sistemas de Informação e Serviços Ltda.	Rua Suíça, No. 991 Room 13, Pq. das Nações Santo André, SP 09210-000 Brazil	Brazil

Name and address of organization*	Address	Jurisdiction of:	Doing Business As**

EFI (Canada), Inc.	c/o Blake, Cassels & Graydon LLP 199 Bay Street Suite 4000 Toronto, Ontario Canada M5L 1A9	Canada

Electronics for Imaging, International EFI Holdings Limited	c/o Intertrust Trustees (Cayman) Limited Harbour Place, 4th Floor 103 South Church Street P.O. Box 1034 Grand Cayman KY1-1102, Cayman Islands	Cayman Islands

EFI Cretaprint WFOE	Rooms A101, 102, A107, 68 West Jihua Road (Crossing of West Jihua Road and Zidong Road), Chancheng District, Foshan City, Guangdong Province, China	China

Electronics for Imaging (France) SARL	23 rue du Roule 75001 Paris, France	France	EPLI

alphagraph team GmbH	Im Teelbruch 130 45219 Essen, Germany, Deutschland	Germany

Electronics for Imaging GmbH	Kaiserswertherstr Strasse 115 D-40880 Ratingen Duesseldorf, Germany	Germany	Best GmbH

EFI Hungary Trading LLC For Trade	Tatra u. 12/B H-1136 Budapest, Hungary	Hungary

Electronics For Imaging India Private Limited	Salarpuria Hallmark No.133 Kadubeesanhalli Panatoor Gram Panchayat Bangalore, 560037, India	India

EFI Ireland Imaging Solutions Investment Company Limited	53 Merrion Square Dublin 2, Ireland	Ireland

Online Print Marketing LTD	Regus House, Hartcourt Road Dublin 2, Ireland	Ireland

Electronics for Imaging Israel (2007) Ltd.	5b Hanagar Street Hod Hasharon 45240, Israel	Israel

Electronics for Imaging Italia S.r.l.	Piazza Filippo Meda 3 20121 Milano, Italy	Italy

EFI K.K.	Shinjuku Oak Tower 14th Floor 8-1 Nishi-Shinjuku 6-chome Shinjuku-ku, Tokyo 163-6014, Japan	Japan	Electronics for Imaging KK

Name and address of organization*	Address	Jurisdiction of:	Doing Business As**

Electronics for Imaging Japan YK	Shinjuku Oak Tower 14th Floor 8-1 Nishi-Shinjuku 6-chome Shinjuku-ku, Tokyo 163-6014, Japan	Japan	Electronics for Imaging YK

Electronics FOR Imaging Korea Co., Ltd.	Kyobo Tower A4 F 1303-22, Seocho-dong, Seocho-gu Seoul, Korea 137-920	Korea

Electronics For Imaging (Luxembourg) S.à r.l.	2, Rue Joseph Hackin L-1746 Luxembourg	Luxembourg

EFI Sales Mexico, S.A. de C.V.	Florencia No. 57, Floor 6-616 Juarez, Liverpool and Londres Cuauhtemoc, C.P. 06600 Federal District, Mexico	Mexico

Cretaprint Mexico, S. de S.R. de C.V.	Avda. Fundidora, 501 – 34 Obrera, Monterrey, Nuevo León 64010 México	Mexico

Electronics for Imaging B.V.	201-207 Boeing Avenue 1119 PD Schiphol-Rijk The Netherlands	Netherlands

Prism Group Holdings Limited (NZ) EFI New Zealand Limited	Ground Floor 125 The Strand Parnell, Auckland	New Zealand

Electronics For Imaging Singapore Pte Ltd	50 Raffles Place #32-01 Singapore Land Tower Singapore 048623	Singapore

EFI Cretaprint S.L.	Polígono Industrial Ramonet, Carretera Nacional 340, Km 970 Almazora, Castellón (Spain)	Spain

EFI-Cretaprint Development, S.L.	Polígono Industrial Ramonet, Carretera Nacional 340, Km 970 Almazora, Castellón (Spain)	Spain

Electronics For Imaging Sweden AB	Frösundaviks allé 15, 4 tr 171 53 Solna Stockholms lan, Solna kommun	Sweden

Electronics for Imaging Holding GmbH	c/o Kunzi Treuhand Controlling and Consulting Industriestrasse 33 CH - 6300 Zug	Switzerland

Electronics for Imaging (Europe) Limited	26 Lower Kings Road Berkhamsted Hertfordshire HP4 2AE	UK

Name and address of organization*	Address	Jurisdiction of:	Doing Business As**

Golflane Limited Radius Solutions Limited Electronics for Imaging United Kingdom Limited	Manor Farm, High Street Dronfield Derbyshire S18 1PY	UK

Prism Group Holdings Limited QTMS Limited QTMS 2006 Limited Prism Europe Limited Prism Business Solutions Limited	Midland House 2nd floor North Station Road Colchester, Essex United Kingdom, CO1 1RB	UK

Technique Business Systems Limited	Turing House Milshaw Lane Leeds, LS11 8LZ West Yorkshire	UK

*	All of the listed subsidiaries are 100% wholly-owned subsidiaries of EFI.
**	“Doing Business As” names above have been listed only where they differ from the name of the subsidiary